As filed with the Securities and Exchange Commission on February 7, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNTROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	73-1565725
(State or other jurisdiction of of incorporation or organization)	(I.R.S. Employer Identification No.)

5416 South Yale Avenue, Suite 400 Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

SYNTROLEUM 401(k) PLAN

(Full title of plan)

KAREN L. POWER

Senior Vice President and Principal Financial Officer

Syntroleum Corporation

5416 South Yale Avenue, Suite 400

Tulsa, Oklahoma 74135

(918) 592-7900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	1,500,000 shares	$0.50	$375,000	$51.15

(1)	Includes preferred stock purchase rights associated with the Common Stock. No separate consideration is payable for the preferred stock purchase rights.
(2)	See “Explanatory Statement” below. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act of 1933. Pursuant to Rule 457(c), the proposed maximum offering price has been calculated based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on February 5, 2013.

EXPLANATORY STATEMENT

On May 22, 2006, the Registrant filed a registration statement on Form S-8 (File No. 333-134386) registering 750,000 shares of its common stock, $.01 par value, issuable pursuant to the terms of its Syntroleum 401(k) Plan, or the “Plan”. On January 31, 2013, the board of directors of the Registrant approved an amendment to the Plan to increase the number of shares issuable thereunder by 750,000 shares. This Registration Statement on Form S-8 relates to such increase and, pursuant to General Instruction E for registration statements on Form S-8, the filing fee relates only to such increase.

Pursuant to General Instruction E for registration statements on Form S-8, the contents of the registration statement on Form S-8 (File No. 333-134386), filed with the Commission on May 22, 2006, are incorporated herein by reference, except as amended hereby.

Item 8. Exhibits.

Exhibit No.	Title

5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

10.1	Syntroleum 401(k) Plan, as amended (incorporated by reference to Form S-8 (File No. 333-134386), filed May 22, 2006).

23.1	Consent of HoganTaylor LLP

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma on the 7th day of February 2013.

SYNTROLEUM CORPORATION

By:	/s/ Karen L. Power
Karen L. Power
Principal Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward G. Roth and Karen L. Power, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power to act alone without the other and with full power of substitution and resubstitution, to execute in his or her name, place and stead and in any and all capacities (including in his or her capacity as a director or officer of Syntroleum Corporation) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 2013.

Signature	Title

/s/ Edward G. Roth	Chief Executive Officer and Director
Edward G. Roth	(Principal Executive Officer)

/s/ Karen L. Power	Senior Vice President and Principal Financial Officer
Karen L. Power

/s/ Robert B. Rosene	Chairman of the Board
Robert B. Rosene

/s/ Alvin R. Albe, Jr.	Director
Alvin R. Albe, Jr.

/s/ Frank M. Bumstead	Director
Frank M. Bumstead

/s/ P. Anthony Jacobs	Director
P. Anthony Jacobs

/s/ James R. Seward	Director
James R. Seward

INDEX TO EXHIBITS

Exhibit No.	Title

5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

10.1	Syntroleum 401(k) Plan, as amended (incorporated by reference to Form S-8 (File No. 333-134386), filed May 22, 2006).

23.1	Consent of HoganTaylor LLP

23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)